UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

Redfin Corporation
(Exact name of registrant as specific in its charter)

Delaware	74-3064240
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

1099 Stewart Street, Suite 600 Seattle, WA	98101
(Address of principal executive offices)	(Zip Code)

2017 Employee Stock Purchase Plan 2017 Equity Incentive Plan
(Full title of the plan)

Glenn Kelman Chief Executive Officer Redfin Corporation 1099 Stewart Street, Suite 600 Seattle, WA 98101
(Name and address of agent for service)

(206) 576-5833
(Telephone number, including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer”, “accelerated filer”, “smaller reporting company”, and "emerging growth company" in Rule 12b-2 of the Exchange Act.
Large accelerated filer ☑	Accelerated filer ☐
Non-accelerated filer ☐	Smaller reporting company ☐
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.	☐

EXPLANATORY NOTE

Pursuant to General Instruction E of the Registration Statement on Form S-8, Redfin Corporation incorporates by reference the contents of its Registration Statement on Form S-8 (file number 333-219561).

Part II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 5. Interests of Named Experts and Counsel.

    Charles Lee, our Associate General Counsel - Head of Corporate who is issuing the opinion filed as Exhibit 5.1 to this registration statement, beneficially owns shares of our common stock and restricted stock units that may vest into shares of our common stock.

Item 8. Exhibits.

Incorporated by Reference
Exhibit Number	Exhibit Description	Filing	Exhibit	Filing Date	Filed Herewith
5.1	Opinion of Charles Lee				X
23.1	Consent of Charles Lee (contained in exhibit 5.1)				X
23.2	Consent of Deloitte & Touche LLP, Independent Registered Public Accounting Firm				X
24.1	Power of Attorney (contained in "Signatures")				X
107.1	Calculation of Filing Fee Table				X

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Seattle, State of Washington, on February 17, 2022.

Redfin Corporation
(Registrant)

By	/s/ Glenn Kelman
Glenn Kelman Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each individual whose signature appears below constitutes and appoints Glenn Kelman and Chris Nielsen, and each of them, as his or her true and lawful attorneys-in-fact and agents with full power of substitution, for him or her in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement on Form S-8, and to file the same, with all exhibits thereto and other documents in connection therewith, with the U.S. Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or his or her or their substitute or substitutes, may lawfully do or cause to be done or by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.

Name	Title	Date

/s/ Glenn Kelman	Chief Executive Officer and Director (Principal Executive Officer)	February 17, 2022
Glenn Kelman

/s/ Chris Nielsen	Chief Financial Officer (Principal Financial and Accounting Officer)	February 17, 2022
Chris Nielsen

/s/ David Lissy	Chairman of the Board of Directors	February 17, 2022
David Lissy

/s/ Robert Bass	Director	February 17, 2022
Robert Bass

/s/ Julie Bornstein	Director	February 17, 2022
Julie Bornstein

/s/ Kerry Chandler	Director	February 17, 2022
Kerry Chandler

/s/ Austin Ligon	Director	February 17, 2022
Austin Ligon

/s/ Robert Mylod, Jr.	Director	February 17, 2022
Robert Mylod, Jr.

/s/ James Slavet	Director	February 17, 2022
James Slavet

/s/ Selina Tobaccowala	Director	February 17, 2022
Selina Tobaccowala